EXHIBIT 10.2
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THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY, INCLUDING
THE RIGHT TO DEMAND PAYMENT HEREUNDER AND TO ENFORCE ANY INSTRUMENTS SECURING THIS NOTE, ARE MADE EXPRESSLY SUBJECT AND SUBORDINATE TO CERTAIN RIGHTS OF THE HOLDER(S) OF THE INDEBTEDNESS AND OTHER OBLIGATIONS OWING FROM TIME TO TIME BY HAROLD'S STORES, INC. AND CERTAIN OF ITS SUBSIDIARIES PURSUANT TO A LOAN AND SECURITY AGREEMENT ENTERED INTO AS OF FEBRUARY 5, 2003, BETWEEN HAROLD'S STORES, INC. AND CERTAIN OF ITS SUBSIDIARIES AND WELLS FARGO RETAIL FINANCE II, LLC, AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED AND SUPPLEMENTED FROM TIME TO TIME, ALL AS MORE PARTICULARLY PROVIDED PURSUANT TO THE TERMS OF THE SUBORDINATION AND INTERCREDITOR AGREEMENT ENTERED INTO IN AUGUST 2006, AMONG HAROLD'S STORES, INC. AND CERTAIN OF ITS SUBSIDIARIES, RONHOW, LLC AND WELLS FARGO RETAIL FINANCE II, LLC, AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED AND SUPPLEMENTED FROM TIME TO TIME, THE TERMS OF WHICH SUBORDINATION AND INTERCREDITOR AGREEMENT BY THIS REFERENCE ARE MADE A PART OF THIS PROMISSORY NOTE. PAYEE AND EACH OTHER HOLDER, ASSIGNEE OR TRANSFEREE OF THIS PROMISSORY NOTE, BY ACCEPTANCE HEREOF, AGREES TO BE BOUND BY SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT.


            AMENDED AND RESTATED SUBORDINATED SECURED PROMISSORY NOTE



$12,000,000                                                       April 26, 2007

         FOR VALUE RECEIVED, the undersigned, HAROLD'S STORES, INC., an Oklahoma corporation ("Maker"), promises to pay to the order of RONHOW, LLC, a Georgia limited liability company ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at 3290 Northside Parkway, Suite 250, Atlanta, Georgia 30302, or at such other place as Holder may designate to Maker in writing from time to time, the principal amount of up to TWELVE MILLION AND NO/100THS DOLLARS ($12,000,000) or so much thereof as is advanced hereunder, together with interest on the outstanding principal balance hereof calculated in accordance with the provisions of this Note and any interest which is added to the outstanding principal balance hereof in accordance with the provisions of this Note.

         This Note amends and restates the terms of, and is given in substitution for and supersedes and replaces that certain Subordinated Secured Promissory Note, dated as of August 31, 2006, in the face principal amount of $10,000,000, made by Maker to the order of Payee (the "Original Note"). This
Note is not delivered in extinguishment of the indebtedness evidenced by the Original Note and does not constitute a novation of the Original Note. This Note is made to evidence (i) indebtedness in the principal amount of $7,078,750 outstanding as of the date hereof

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under the Tranche A Term Loan (as defined in the Loan Agreement which is defined below); (ii) indebtedness in the principal amount of $2,000,000 outstanding as of the date hereof under the Tranche B Term Loan (as defined in the Loan Agreement); (iii) any additional indebtedness incurred under the Tranche B Term Loan on or after the date hereof; (iv) any accrued interest added to the principal amount outstanding under the Tranche A Term Loan or the Tranche B Term Loan in accordance with the terms hereof; and (iv) all accrued but unpaid interest on any of the foregoing.

         The principal amount of, and accrued but unpaid interest on, this Note shall be paid in full no later than May 31, 2010 (the "Maturity Date"), unless repaid earlier pursuant to the provisions of this Note.

         Interest on the outstanding principal balance of the Tranche A Term Loan shall accrue at the rate of thirteen and one-half percent (13.5%) per annum (computed on the basis of a 360-day year consisting of twelve 30 day months). Interest on the outstanding principal balance of the Tranche B Term Loan shall accrue at the rate of eighteen percent (18%) per annum (computed on the basis of a 360-day year consisting of twelve 30 day months). Interest on the outstanding principal balance of the Loan shall be payable, in arrears, on the first day of each month or, if any such date shall not be a business day, on the next succeeding business day to occur after such date (each date on which interest shall be so payable, an "Interest Payment Date"), provided that, (i) until such time as the aggregate amount of interest accruing from and after March 1, 2007, under the Tranche A Term Loan and the Tranche B Term Loan equals $1,000,000, on each Interest Payment Date the accrued interest under the Tranche A Term Loan payable on such date shall be added to the principal balance thereof and the accrued interest under the Tranche B Term Loan payable on such date shall be added to the Tranche B Term Loan, in each case in lieu of cash payment of such accrued interest by Maker; and (ii) all accrued and unpaid interest shall be due and payable on the earlier of the Maturity Date and the date on which the Holder demands repayment pursuant to the terms hereof.

         On each Interest Payment Date occurring after the aggregate amount of interest accrued hereunder that has been added to the principal of the Tranche A Term Loan and the Tranche B Term Loan equals $1,000,000, if any interest accrued hereunder is not actually paid in cash to Holder, at Holder's option and in Holder's sole discretion, the outstanding principal balance of this Note shall be increased by an amount equal to the difference between (i) interest accruing on the principal balance of such tranche during the period from and including the previous Interest Payment Date to, but not including, such Interest Payment Date and (ii) interest actually paid in cash on the principal balance of such tranche on such Interest Payment Date, and such amount shall thereafter earn interest as principal. Any such increase to the principal amount of this Note shall be deemed a payment of interest then due under this Note, and no Event of Default shall occur hereunder as a result thereof.

         This Note is given for one or more advances to be made by Payee to Maker pursuant to that certain Subordinated Loan Agreement, dated as of August 31, 2006, by and between Payee and Maker (as amended, supplemented, modified, extended or restated from time to time, the "Loan Agreement"). The entire balance of all advances hereunder that may be outstanding from time to time shall constitute a single indebtedness, and no single advance increasing the

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outstanding balance hereof shall itself be considered a separate loan, but rather an increase in the aggregate outstanding balance of the indebtedness evidenced hereby. Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances.

         Subject to the Intercreditor Agreement, the indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to any accrued and unpaid interest of the Tranche A Term Loan, second to any accrued and unpaid interest of the Tranche B Term Loan, third to the outstanding principal balance of the Tranche A Term Loan, and fourth to the outstanding principal balance of the Tranche B Term Loan.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default shall occur under and as defined in the Loan Agreement, which Event of Default is not cured following the giving of any applicable notice and within any applicable cure period set forth in the Loan Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest on each tranche, if any, shall be added to the outstanding principal balance thereof, and the entire outstanding principal balance thereof, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is four percentage points (4.0%) in excess of the applicable above-specified interest rate for such tranche, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default.

         In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made

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by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee, as more specifically described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time (the "Maximum Rate"). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

         Maker hereby irrevocably consents to the jurisdiction of the United States District Court for the Northern District of Georgia and of all Georgia state courts sitting in Fulton County, Georgia, for the purpose of any litigation to which Lender may be a party and which concerns this Note or the indebtedness evidenced hereby. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Fulton County, Georgia, unless Holder agrees to the contrary in writing.

         HOLDER AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTERCLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

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         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the date first shown above.



                                      MAKER:

                                      HAROLD'S STORES, INC.,
                                      an Oklahoma corporation

                                      By: /s/ Jodi L. Taylor
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                                      Title: Chief Financial Officer &Secretary



















  [Signature Page to Amended and Restated Subordinated Secured Promissory Note]



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